Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 4, 2021, which appear in the Current Report on Form 8-K/A of AgEagle Aerial Systems Inc. filed with the Securities and Exchange Commission on May 4, 2021, in the Registration Statement (Form S-3) and related Prospectus of Measure Global Inc. dated January 28, 2022.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

January 28, 2022